UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934

           Date of report (Date of Earliest Event Reported): 10-12-00


                      GENERAL MOTORS ACCEPTANCE CORPORATION
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               (Exact name of registrant specified in its charter)

                                    Delaware
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         (State or other jurisdiction of incorporation or organization)


              1-3754                                 38-0572512
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        (Commission File No.)           (I.R.S. Employer Identification No.)


              200 Renaissance Center, Detroit, Michigan 48265-2000
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                                  313-665-4327
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              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS

                     GMAC 3RD QUARTER 2000 EARNINGS SUMMARY

         General Motors Acceptance Corporation (GMAC) earned record third quarter consolidated net income of $401 million, up from the previous record of $392 million earned in the third quarter of 1999. Net income for the first nine months of 2000 was $1,193 million, up 1%from the $1,176 million reported in the same period a year ago.
         For the quarter, net income from automotive financing operations totaled $272 million, down $14 million from the $286 million earned in the third quarter of last year. Higher asset levels were more than offset by the negative impact stemming from the higher level of market interest rates over the past year.
         GMAC Insurance Holdings, Inc. generated net income of $50 million in the third quarter of 2000, down 9% from the $55 million earned in the third quarter of 1999. Third quarter earnings were down year-over-year reflecting lower realized capital gains in the quarter.
         GMAC Mortgage Group, Inc. earned $78 million in the third quarter of 2000, up 53% from the $51 million earned for the same period last year. Mortgage operations increased year-over-year benefiting from strong international growth along with a lower cost of servicing and a double-digit increase in domestic mortgage originations.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf the undersigned hereunto duly authorized.


                                        GENERAL MOTORS ACCEPTANCE CORPORATION
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                                                  (Registrant)


Dated:  October 12, 2000                By  s/  GERALD E. GROSS
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                                            (Gerald E. Gross, Comptroller)